Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ivanhoe Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	29,335,389	$12.61	$369,919,255	0.00011020	$40,766
		Total Offering Amounts				$369,919,255		$40,766
		Total Fees Previously Paid						$0
		Net Fee Due						$40,766

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2) This registration statement registers 29,335,389 outstanding shares of common stock of the registrant.

(3) Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($13.00) and low ($12.22) prices of the registrant’s common stock reported on The NYSE American on December 21, 2022, which is within five business days prior to filing this registration statement.